UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     EASTCO INDUSTRIAL SAFETY CORP.
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          (Exact name of registrant as specified in its charter)


      New York                                      11-1874010
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(State of incorporation                           (I.R.S. Employer
 or organization)                                 Identification No.)

130 West 10th Street, Huntington Station, NY                11746
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(address of principal executive offices)                  (zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered


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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to the General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

               Class B Redeemable Common Stock Purchase Warrants
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                             (Title of class)

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                             (Title of class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant' Securities to be Registered

     Reference is made to "Description of Securities" set forth at pages 48 through 50 of the registrant's Prospectus contained in the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which Description of Securities is incorporated herein.

Item 2.   Exhibits

     1. Reference is made to the registrant's Specimen Common Stock Certificate set forth as Exhibit 4.01 to the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which Specimen Common Stock Certificate is incorporated herein.

     2. Reference is made to the registrant's Specimen Class B Warrant Certificate set forth as Exhibit 4.04 to the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which Specimen Class B Warrant Certificate is incorporated herein.

     3. Reference is made to the registrant's Certificate of Incorporation, as amended to date set forth as Exhibit 3.01 to the registrant's Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 2, 1996 under Registration No. 333-09517, and as amended to date set forth as Exhibits 3.01.1 and 3.01.2 to the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which are incorporated herein.

     4.   Reference is made to the By-laws of the registrant set forth as
Exhibit 3.02 to the registrant's Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 2, 1996 under Registration No. 333-09517, and as amended to date set forth as Exhibits 3.02.1 to the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which By-laws are incorporated herein.

     5. Reference is made to the registrant's Warrant Agency Agreement between the Registrant and American Stock Transfer & Trust Company set forth as Exhibit 4.05 to the registrant's Amendment No. 1 to Form SB-2 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on September 26, 1996 under Registration No. 333-09517, which Warrant Agency Agreement is incorporated herein.

                           SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        EASTCO INDUSTRIAL SAFETY CORP.
                                        (Registrant)


                                        By: ANTHONY P. TOWELL
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                                            ANTHONY P. TOWELL, Secretary


Dated:    September 30, 1996